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                                                                    Exhibit 99.1


                        Westin Hotels Limited Partnership
                             1111 Westchester Avenue
                             White Plains, NY 10604




March 27, 2002

The Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

To the Securities and Exchange Commission:

Arthur Andersen LLP (Andersen) has represented that the audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen was not relevant to their audit.



                                                Very truly yours,

                                                /s/ Alan M. Schnaid

                                                Alan M. Schnaid
                                                Vice President